Exhibit 99.1

Paltalk Successfully Upgrades Rewards Program as User Engagement Continues to Grow

Jericho, NY – Globe Newswire via NewMediaWire – October 26, 2021 - Paltalk, Inc. (Nasdaq: PALT) (“Paltalk,” the “Company,” “we,” “our” or “us”), a leading communications software innovator that powers multimedia social applications, is pleased to announce it has successfully upgraded its rewards loyalty program for its users with the launch of Paltalk Rewards Points.

As previously disclosed, we served as a launch partner with Open Props, Inc. (formerly YouNow Inc., or “YouNow”) to integrate YouNow’s props infrastructure into our Camfrog and Paltalk applications, which allowed users to earn Props tokens while using the Paltalk and Camfrog applications. On October 15, 2021, Paltalk ended the distribution of Props tokens (“Props”), its prior rewards program, and seamlessly converted its users’ Props balances to Paltalk Rewards Points. As a result, Paltalk and Camfrog users will keep their existing rewards earned from the former Props program and have the opportunity to earn new Paltalk Rewards Points without interruption.

As two of the largest live video social communities, Paltalk and Camfrog were among the first apps to integrate YouNow’s Props token-based user reward system in August 2020. The cryptographic token runs on the Ethereum blockchain designed to enable a network of apps to reward end-users who create, consume, and engage with content and services. However, after its partnership of almost three years, YouNow decided to end the continuous Props offering, enabling Paltalk to serve its userbase with a more tailored, internal rewards solution.

Gamification of loyalty programs continues to dominate as users are accustomed to earning rewards in exchange for app engagement. Paltalk now offers more opportunities for users to earn rewards such as specialty coins, subscriptions, stickers, flair, and other popular buttons by adding 25 new reward tiers. Paltalk expects that its new internal system will incentivize valuable activity, increase revenue, and generate user engagement.

Jason Katz, Chairman and Chief Executive Officer of Paltalk, commented, “Our users are terrific content creators, enriching the social experience for everyone. Our data shows that in-app rewards are an innovative tool that users regularly interact with, benefitting our shareholders, users, and the entire Paltalk ecosystem to drive engagement with loyalty and retention benefits.”

The seamless transition did not disrupt users as they continued to earn Props until 12:00 a.m. Friday, October 15, 2021. Additionally, many users’ accumulated “streaks” did not reset, but rolled over to the new loyalty program. Lastly, Paltalk Rewards Points will currently be the only way to earn long-term flair (flair that lasts one year instead of one day).

About Paltalk, Inc.

Paltalk, Inc. is a communications software innovator that powers multimedia social applications. Our product portfolio includes Paltalk and Camfrog, which together host one of the world’s largest collections of video-based communities. Our other products include Tinychat and Vumber. The Company has an over 20-year history of technology innovation and holds 18 patents.

For additional information, please visit: https://www.paltalk.com.

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Forward-looking Statements:

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, the Company’s ability to retain the listing of its common stock on The Nasdaq Capital Market; the impact of the COVID-19 pandemic on our results of operations and our business; our ability to effectively market and generate revenue from our applications; our ability to release new applications or improve upon or add features to existing applications on schedule or at all; risks and uncertainties related to our increasing focus on the use of new and novel technologies to enhance our applications, and our ability to timely complete development of applications using new technologies; our ability to effectively secure new software development and licensing customers; our ability to protect our intellectual property rights; the use of the internet and privacy and protection of user data; risks related to our holdings of digital tokens, including risks related to the volatility of the trading price of digital tokens and our ability to convert digital tokens into fiat currency; and our ability to manage our partnerships and strategic alliances. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

Investor Contacts:

IR@paltalk.com

Brian Loper

ClearThink

bloper@clearthink.capital

347-413-4234